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                                                                     EXHIBIT 5.1

                       [O'MELVENY & MYERS LLP LETTERHEAD]

September 16, 2003

Nissan Master Owner Trust Receivables
Nissan Wholesale Receivables Corporation II
990 West 190th Street
Torrance, California 90502

      Re:  Nissan Master Owner Trust Receivables
           Nissan Wholesale Receivables Corporation II
           Amendment No. 1 to Registration Statement for Registration Nos. 333-105666 and 333-105666-01

Ladies and Gentlemen:

         We have acted as special counsel to Nissan Motor Acceptance Corporation ("NMAC"), a California corporation, Nissan Wholesale Receivables Corporation II ("NWRC II"), a Delaware corporation and a wholly-owned limited purpose subsidiary of NMAC, and Nissan Master Owner Trust Receivables ("NMOTR", or the "Issuer"), a Delaware statutory trust, all of the beneficial ownership of which initially is owned by NWRC II, in connection with the proposed issuance of $2,000,000,000 aggregate principal amount of asset-backed notes (the "Notes") to be offered pursuant to the above-referenced registration statement on Form S-3 (such registration statement as amended, the "Registration Statement") relating to the Notes. The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. The Notes will be issued under and pursuant to the indenture and indenture supplement for each series, each between the Issuer and the Indenture Trustee (as defined therein). The indenture, the indenture supplement and the trust agreement, in the forms filed with the Securities and Exchange Commission on September 16, 2003, as exhibits to Amendment No. 1 to the Registration Statement for Registration Nos. 333-105666 and 333-1056666-01, are herein referred to as the "Indenture," the "Indenture Supplement" and the "Trust Agreement", respectively.

         In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational documents of the Issuer, the forms

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September 16, 2003
Page 2

of Indenture, Indenture Supplement and Trust Agreement included as exhibits to the Registration Statement, the forms of Notes included in the Registration Statement, and such other records, documents and certificates of the Issuer and other instruments as we have deemed necessary for the purpose of this opinion. In addition, we have assumed that the Indenture and Indenture Supplement as completed for each series, will be duly executed and delivered by the parties thereto, that the Notes, as completed for each series, will be duly executed and delivered substantially in the forms contemplated by the Indenture Supplement; and that the Notes for each series will be sold as described in the Registration Statement.

         Based upon the foregoing, we are of the opinion that:

         Assuming the due authorization, execution and delivery of the Indenture and the Indenture Supplement by the Issuer and the Indenture Trustee, and the due authorization of the Notes for each series by all necessary action on the part of the Issuer, when the Notes for each series have been validly executed, authenticated and issued in accordance with the Indenture and applicable Indenture Supplement and delivered against payment therefor, the Notes for each series will be valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         The opinions expressed above are limited to the federal laws of the United States of America and the laws of the State of New York (excluding choice of law principles thereof). We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

         We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the Prospectus and the Prospectus Supplements that form a part thereof, without admitting that we are "experts" within the meaning of the 1933 Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                   Respectfully submitted,

                                                   /s/ O'Melveny & Myers LLP